Exhibit 3.1

EQUITABLE RESOURCES, INC.

AMENDED AND RESTATED
BY-LAWS

(Amended through October 17, 2007)

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.01                                All meetings of the shareholders shall be held at the principal office of the Company or such other places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine.

Section 1.02                                An annual meeting of shareholders shall be held in each calendar year at such time and place as the Board of Directors shall determine. If the annual meeting shall not be called and held during such calendar year, any shareholder may call such meeting at any time thereafter.

Section 1.03                                At each such annual meeting, the class of Directors then being elected shall be elected to hold office for a term of three (3) years, and until their successors shall have been elected and qualified. All elections of Directors shall be conducted by three (3) Judges of Election, who need not be shareholders, appointed by the Board of Directors. If any such appointees are not present, the vacancy shall be filled by the presiding officer of the meeting. The Chief Executive Officer of the Company shall preside and the Secretary shall take the minutes at all meetings of the shareholders. In the absence of the Chief Executive Officer, the President shall preside. In the absence of both, the presiding officer shall be the Chairman of the Executive

Committee or such other presiding officer as may be designated by the Board of Directors or, if not so designated, by the shareholders of the Company, and if the Secretary is unable to do so, the presiding officer shall designate any person to take the minutes of the meeting.

Section 1.04                                The presence, in person or by proxy, of the holders of a majority of the voting power of all shareholders shall constitute a quorum except as otherwise provided by law or by the Restated Articles of the Company. If a meeting is not organized because a quorum is not present, the shareholders present may adjourn the meeting to such time and place as they may determine, except that any meeting at which Directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, as may be directed by a majority of the voting stock present.

Section 1.05                                Shareholders entitled to vote on any matter shall be entitled to one (1) vote for each share of capital stock standing in their respective names upon the books of the Company to be voted by the shareholder in person or by his or her duly authorized proxy or attorney. The validity of every unrevoked proxy shall cease eleven (11) months after the date of its execution unless some other definite period of validity shall be expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution. All questions shall be decided by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders present and voting (excluding abstentions) are entitled to cast on the matter, unless otherwise expressly provided by law or by the Restated Articles of the Company.

Section 1.06                                Special meetings of shareholders may be called by the Board of Directors or by the Chief Executive Officer.

Section 1.07                                Notice of the annual meeting and of all special meetings of shareholders shall be given by sending a written or printed notice thereof by mail, specifying the place, day, and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted, to each shareholder at the address appearing on the books of the Company, or the address supplied by such shareholder to the Company for the purpose of notice, at least five (5) days before the day named for the meeting, unless such shareholders shall waive notice or be in attendance at the meeting.

Section 1.08                                At any annual meeting or special meeting of shareholders, only such business as is properly brought before the meeting in accordance with this Section 1.08 may be transacted. To be properly brought before any meeting, any proposed business must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) if brought before the meeting by a shareholder, then (a) the shareholder must have been a shareholder of record on the record date for the determination of shareholders entitled to vote at such meeting, and (b) written notice of such proposed business must have been delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 90 days or more than 120 days prior to the anniversary date of the previous year’s annual meeting; provided, however, that if the Company changes the date of its annual meeting by more than 30 days from the anniversary date of the prior year’s annual meeting, then such proposal shall have been received on or before the later of (x) during the period commencing 120 days and ending 90 days before the date of the annual meeting or (y) the close of business on the 10th day following the earlier of the date on which the Company gave notice of or publicly disclosed the date of the meeting. Such notice shall set forth the nature of and reasons for the proposal in reasonable detail and, as to the shareholder giving the notice, (i) the name and address, as they appear on the Company’s books of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder.

ARTICLE II

GENERAL PROVISIONS

Section 2.01                                The principal office of the Company shall be in the City of Pittsburgh, Pennsylvania, and shall be kept open during business hours every day except Saturdays, Sundays, and legal holidays, unless otherwise ordered by the Board of Directors or the Chief Executive Officer.

Section 2.02                                The Company shall have a corporate seal which shall contain within a circle the following words:  “Equitable Resources, Inc., Pittsburgh, Pennsylvania” and in an inner circle the words “Corporate Seal.”

Section 2.03                                The fiscal year of the Company shall begin with January 1 and end with December 31 of the same calendar year.

Section 2.04                                The Board of Directors shall fix a time, not more than seventy (70) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for any allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of shares.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01                                Regular meetings of the Board of Directors shall be held at least six (6) times each year, immediately after the annual meeting of shareholders and at such other times and places as the Board of Directors shall from time to time designate by resolution of the Board. Notice need not be given of regular meetings of the Board held at the times and places fixed by resolution of the Board.

If the Board shall fail to designate the specific time and place of any regular meeting, such regular meeting shall be held at such time and place as designated by the Chief Executive Officer and, in such case, oral, telegraphic or written notice shall be duly served or sent or mailed by the Secretary to each Director not less than five (5) days before the meeting.

Section 3.02                                Special meetings may be held at any time upon the call of the Chief Executive Officer, or the President in the absence of the Chief Executive Officer, at such time and place as he may deem necessary, or by the Secretary at the request of any two (2) members of the Board, by oral, telegraphic or written notice duly served or sent or mailed to each Director not less than twenty-four (24) hours before the meeting.

Section 3.03                                Fifty percent (50%) of the Directors at the time in office shall constitute a quorum for the transaction of business. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled only by a majority vote of the remaining Directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. All Directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.

Section 3.04                                One (1) or more Directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all Directors so participating shall be deemed present at the meeting.

Section 3.05                                The full Board of Directors shall consist of not less than five (5) nor more than twelve (12) persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the Directors then in office.

Section 3.06                                The Board of Directors may elect one (1) of its members as its Chairman and one (1) of its members Vice Chairman. Such persons may also be officers of the Company. If the Chairman so elected is not also the Chief Executive Officer of the Company, he or she shall confer with the Chief Executive Officer as to the content of agendas for such meetings and shall consult with the Chief Executive Officer as to matters affecting or relating to the Board of Directors. The Chairman and the Vice Chairman so elected shall serve until the first meeting of the Board following the next annual meeting of the shareholders. The Board shall also fix the annual rate of compensation to be paid to the Chairman and the Vice Chairman for serving as such in addition to compensation paid to all non-officer members of the Board. The Chairman shall preside at all meetings of the Board, preserve order, and regulate debate according to the usual parliamentary rules. In the absence of the Chairman, the Vice Chairman shall be the presiding officer.

Section 3.07                                Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nomination for election to the Board of

Directors of the Company at a meeting of shareholders may be made by the Board of Directors or by any shareholder of the Company entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 3.07. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting; provided, however, that if the Company changes the date of its annual meeting by more than 30 days from the anniversary date of the prior years’ annual meeting, then such proposal shall have been received on or before the later of (x) during the period commencing 120 days and ending 90 days before the date of the annual meeting of (y) the close of business on the 10th day following the earlier of the date on which the Company gave notice of or publicly disclosed the date of the meeting. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder, (ii) the class and number of shares of stock of the Company which are beneficially owned by such shareholder, (iii) the length of time such shareholder has held such shares, and (iv) any other information concerning such shareholder as may be appropriate for the purpose of complying with Regulation 14A under the

Securities Act of 1934, as amended. Such notice shall also contain original irrevocable conditional resignations signed by each proposed nominee to be effective upon the conditions set forth in Section 3.10(a) of these By-Laws. The Company may require any proposed nominee or such shareholder to furnish such other information as may reasonably be requested by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 3.08                                No Director of this Company shall be permitted to serve in that capacity after the date of the annual meeting of shareholders next following his or her seventy-fourth (74th) birthday. In order for any officer to become a nominee for election by the shareholders as a Director of the Company, such officer must have submitted to the Board of Directors prior to the time of such officer’s nomination an irrevocable resignation from the Board to take effect upon the termination of his employment as an officer of the Company, which resignation the Board shall have the discretion to determine whether to accept or reject, without the participation of the Director whose resignation is under consideration.

Section 3.09                                No Director shall be personally liable for monetary damages as such (except to the extent otherwise provided by law) for any action taken, or any failure to take any action, unless such Director has breached or failed to perform the duties of his or her office under Title 42, Chapter 83, Subchapter F of the Pennsylvania Consolidated Statutes (or any successor statute relating to Directors’ standard of care and justifiable reliance); and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

If the Pennsylvania Consolidated Statutes are amended after May 22, 1987, the date this section received shareholder approval, to further eliminate or limit the personal liability of Directors, then a Director shall not be liable, in addition to the circumstances set forth in this section, to the fullest extent permitted by the Pennsylvania Consolidated Statutes, as so amended.

The provisions of this section shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty, or any failure of performance of duty, by any Director occurring prior to January 27, 1987.

Section 3.10  (a) In order for any person to become a nominee for election by shareholders as a Director of the Company, such person must have submitted to the Board of Directors prior to the time of such person’s nomination an irrevocable conditional resignation from the Board, to take effect upon the occurrence of all of the following conditions:  (i) such person having been elected a director in the upcoming election, where the number of nominees did not exceed the number of directors to be elected; (ii) such person having received a greater number of votes “withheld” from his or her election than votes “for” such election; and (iii) such resignation having been accepted by the Board. Not later than 90 days after the certification of an election by shareholders satisfying clauses (i) and (ii)  the Board of Directors will decide, after receipt of a recommendation of the Corporate Governance Committee, whether to accept such conditional resignation.

(b)  Any determination by the Board of Directors and the Corporate Governance Committee under subsection (a) shall be made without the participation of any Director whose resignation is under consideration with respect to the election. If there are not sufficient unaffected members of the Corporate Governance Committee to form a quorum, the unaffected independent Directors shall name a committee made up solely of unaffected independent Directors to make recommendations to the Board as to the acceptance of tendered resignation(s). If the number of unaffected independent Directors is three or fewer, all Directors may participate, with or without the naming of such committee as the Directors may deem appropriate, in the decision as to whether to accept the tendered resignations.

(c)  In considering the question of whether to accept a Director nominee’s resignation, the Corporate Governance Committee and the Board of Directors shall be entitled to consider such facts and circumstances as deemed appropriate, including (i) whether the concerns raised by shareholders that led to the withhold votes can or should be cured, (ii) whether resignation of the nominee is an appropriate response to the concerns raised by the shareholders, (iii) the Director nominee’s historical and anticipated future commitment and contribution to the Board, (iv) whether the Director’s service on the Board of Directors is consistent with applicable regulatory requirements and listing standards, and without limitation (v) other matters in the interests of the Company. The Board of Directors’ explanation of its decision shall be promptly disclosed on Form 8-K furnished to or filed with the Securities and Exchange Commission.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 4.01                                Directors, officers, agents, and employees of the Company shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Company or otherwise) arising out of their service to the Company or to another enterprise at the request of the Company. The Company may purchase and maintain insurance to protect itself and any such Director, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the Company would have the power to indemnify him or her against such liability by law or under the provisions of this section. The provisions of this section shall be applicable to persons who have ceased to be Directors, officers, agents, and employees and shall inure to the benefit of the heirs, executors, and administrators of persons entitled to indemnity hereunder.

Indemnification under this section shall include the right to be paid expenses incurred in advance of the final disposition of any action, suit or proceeding for which indemnification is provided, upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it ultimately shall be determined that he or she is not entitled to be indemnified by the Company. The indemnification rights granted herein are not intended to be exclusive of any other rights to which those seeking indemnification may be entitled and the Company may enter into contractual agreements with any Director, officer, agent or employee to provide such individual with indemnification rights as set forth in such agreement or agreements, which rights shall be in addition to the rights set forth in this section.

The provisions of this section shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

ARTICLE V

STANDING COMMITTEES

Section 5.01                                The Board of Directors shall have authority to appoint an Executive Committee, a Finance Committee, an Audit Committee, and such other committees as it deems advisable, each to consist of two (2) or more Directors, and from time to time to define the duties and fix the number of members of each committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director or Directors to act at the meeting in the place of any such absent or disqualified member or members.

ARTICLE VI

OFFICERS

Section 6.01                                The principal officers of the Company shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Board of Directors may also choose such other officers, including one (1) or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, one (1) or more Assistant Secretaries and Assistant Treasurers, and one (1) or more persons having such other titles, as it may determine.

Section 6.02                                The Board of Directors shall, at the first meeting of the Board after its election, elect the principal officers of the Company, and may elect additional officers at that or any subsequent meeting. All officers elected by the Board of Directors shall hold office at the pleasure of the Board.

Section 6.03                                At the discretion of the Board of Directors, any two (2) of the offices mentioned in Section 6.01 hereof may be held by the same person except the offices of Chief Executive Officer and Secretary.

Section 6.04                                The salaries of all officers of the Company, other than Assistant Secretaries and Assistant Treasurers, shall be fixed by the Board of Directors.

Section 6.05                                The officers of the Company shall hold office until the next annual meeting of the Board and until their successors are chosen and qualify in their stead or until their earlier resignation or removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

CHIEF EXECUTIVE OFFICER

Section 6.06                                The Chief Executive Officer shall preside at all meetings of the shareholders; shall have general and active management of the business of the Company; and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition to any specific powers conferred upon the Chief Executive Officer by these By-Laws, he or she shall have and exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

PRESIDENT

Section 6.07                                The President shall have such duties and powers as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer and shall also be the Chief Operating Officer of the Company. During the absence or inability of the Chief Executive Officer to serve, the President shall have all the powers and perform the duties of the Chief Executive Officer, including presiding at all meetings of the shareholders.

SECRETARY

Section 6.08                                The Secretary shall attend all meetings of the shareholders and Board of Directors; shall record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for all committees of the Board, if so designated by the Board. The Secretary shall keep in safe custody the seal of the Company and when authorized by the Board of Directors, affix the seal of the Company to any instrument requiring it and, when so affixed, it shall be attested by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary. The Secretary shall have custody of all contracts, leases, assignments, and all other valuable instruments unless the Board of Directors or the Chief Executive Officer shall otherwise direct. The Secretary shall give, or cause to be given, notice of all annual meetings of the shareholders and any other meetings of the shareholders and, when required, notice of the meetings of the Board of Directors; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

Section 6.09                                The Board of Directors may elect one (1) or more Assistant Secretaries who shall perform the duties of the Secretary in the event of the Secretary’s absence or inability to act, as well as such other duties as the Board of Directors, the Chief Executive Officer, or the Secretary may from time to time designate.

TREASURER

Section 6.10                                The Treasurer shall have charge of all moneys and securities belonging to the Company subject to the direction and control of the Board of Directors. The Treasurer shall deposit all moneys received by the Company in the name and to the credit of the Company in such bank or other place or places of deposit as the Board of Directors shall designate; and for that purpose the Treasurer shall have power to endorse for collection or payment all checks or other negotiable instruments drawn payable to the Treasurer’s order or to the order of the Company. The Treasurer shall disburse the moneys of the Company upon properly drawn checks which shall bear the signature of the Treasurer or of any Assistant Treasurer or of the Cashier (who shall be appointed by the Assistant Treasurer with the approval of the Treasurer). All checks shall be covered by vouchers which shall be certified by the Controller or the Auditor of Disbursements or such other employee of the Company (other than the Cashier) as may be designated by the Treasurer from time to time. The Treasurer may create, from time to time, such special imprest funds as may, in the Treasurer’s discretion, be deemed advisable and necessary, and may open accounts with such bank or banks as may be deemed advisable for the deposit therein of such special imprest funds, and may authorize disbursements therefrom by checks drawn against such accounts by the Treasurer, any Assistant Treasurer, or such other employee of the Company as may be designated by the Treasurer from time to time. The Treasurer shall perform such other duties as may be assigned from time to time by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

Section 6.11                                No notes or similar obligations shall be made except jointly by the Chief Executive Officer or the Chief Financial Officer and the Treasurer or an Assistant Treasurer, except as otherwise authorized by the Board of Directors.

Section 6.12                                The Board of Directors may elect one (1) or more Assistant Treasurers who shall perform the duties of the Treasurer in the event of the Treasurer’s absence or inability to act, as well as such other duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Treasurer may from time to time designate.

VICE PRESIDENTS AND OTHER OFFICERS

Section 6.12                                Vice Presidents and other officers shall perform such duties as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer as their positions are established or changed.

GENERAL

Section 6.14                                Fidelity bond coverage shall be obtained on such officers and employees of the Company, and of such type and in such amounts as may, in the discretion of the Board of Directors, be deemed proper and advisable.

ARTICLE VII

CERTIFICATED AND UNCERTIFICATED SHARES

Section 7.01                                All classes and series of shares of capital stock of the Company, or any part thereof, shall be represented by stock certificates or shall be uncertificated shares, as determined by the Board of Directors, provided, that every shareholder shall be entitled to a share certificate if he or she so requests in the manner prescribed by the Company.

(a)  Shares of capital stock of the Company represented by certificates shall be signed by the Chief Executive Officer, the President or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the corporate seal of the Company. Said certificates shall be in such form as the Board of Directors may from time to time prescribe.

(b)  Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall send to the registered owner thereof a written notice containing the information otherwise required to be set forth or stated on a stock certificate.

Section 7.02                                The Board of Directors may from time to time appoint an incorporated company or companies to act as Transfer Agent and Registrar of shares of the Company, and in the case of the appointment of such Transfer Agent, the officers of the Company may sign and seal stock certificates in blank and place them with the transfer books in the custody and control of such Transfer Agent. If any stock certificate is signed by a Transfer Agent or Registrar, the signature of any such officer and the corporate seal upon any such certificate may be a facsimile, engraved or printed.

Section 7.03                                New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions as the Board may from time to time determine.

ARTICLE VIII

AMENDMENTS

Section 8.01                                (a)  The Board of Directors may make, amend, and repeal the By-Laws with respect to those matters which are not, by statute, reserved exclusively to the shareholders, subject always to the power of the shareholders to change such action as provided herein. No By-Law may be made, amended or repealed by the shareholders unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in an annual election of Directors, voting together as a single class, unless such action has been previously approved by a two-thirds vote of the whole Board of Directors, in which event (unless otherwise expressly provided in the Articles or the By-Laws) the vote specified by applicable law for valid shareholder action shall be required.

(b)  Unless otherwise provided by a By-Law, by the Restated Articles or by law, any By-Law may be amended, altered or repealed, and new By-Laws may be adopted, by vote of a majority of the Directors present at any regular or special meeting duly convened, but only if notice of the specific sections to be amended, altered, repealed or added is included in the notice of meeting. No provision of the By-Laws shall vest any property or contract right in any shareholder.

ARTICLE IX

PENNSYLVANIA CORPORATION LAW

Section 9.01                                Subchapter G – Control Share Acquisitions and Subchapter H – Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control of Title 15, Chapter 25, of the Pennsylvania Consolidated Statutes, shall not be applicable to the Company.

(Amended through October 17, 2007)